Loan Schedule

to Master Loan and Security Agreement

Wells Fargo Equipment Finance, Inc. | 733 Marquette Avenue, Suite 700 | MAC N9306-070 | Minneapolis, MN 55402

WELLS FARGO

Loan Schedule Number 474699-700 dated as of January 20, 2016 to
Master Loan and Security Agreement Number 474699 dated as of December 1, 2015

Name and Address of Borrower:
Limoneira Company
1141 Cummings Road
Santa Paula, CA 93060

Notice: Lender reserves the right to withdraw the terms of this Loan Schedule and issue a modified Loan Schedule without notice to Borrower if Lender is not in receipt of a fully executed original or facsimile of this document within five (5) business days of the date of this Loan Schedule. However, in that event, no such modifications will be binding on Borrower unless and until Borrower executes the modified document containing all such modifications.

This Loan Schedule to Master Loan and Security Agreement is entered into pursuant to the Master Loan and Security Agreement identified above between Wells Fargo Equipment Finance, Inc., as Lender, and the undersigned Borrower, whether one or more, (herein referred to separately as the "Master Agreement" and together with each Loan Schedule thereunder as the "Agreement") and constitutes a separate loan (the "Loan") thereunder. All terms and conditions of the Master Agreement are incorporated herein and made a part hereof. Lender and Borrower hereby reaffirm on and as of the date hereof all terms, representations and warranties contained in the Master Agreement.

1. Promise to Pay: For value received, Borrower promises to pay to Lender at such address as may be designated from time to time by Lender, the sum of **$11,320,110.48** in installments according to the schedule set forth below; provided, however, that Borrower and Lender may agree to any other payment schedule, in which case any variations shall be set forth in the space provided for Additional Provisions. The first payment period shall begin on the 15th day of the month in which Lender disburses the loan proceeds if disbursement is made on or before the 15th day of such month, and the first payment period shall begin on the last day of such month if disbursement is made during the balance of such month. The first installment shall be payable on the first payment due date set forth below (which may be the same as the date the first payment period begins). Subsequent installments shall be payable on the first day of each payment period beginning after the first payment period. Borrower agrees that the date the first payment period begins and the first payment due date may be left blank when this Loan Schedule is executed and hereby authorizes Lender to insert such dates based upon the date the loan proceeds are disbursed.

Payment Schedule:

Date first payment period begins: 1/31/16	First payment due: 2/29/16
Number of Installments: **84**	Amount of each installment: **$134,763.22**
Payment Period: **Monthly**	Annual Interest rate used in computing payment schedule: **3.58%**
Principal amount of loan proceeds disbursed: **$10,000,000.00**	

In addition to installment payments as set forth above, Borrower agrees to pay Lender interim interest on the loan proceeds disbursed hereunder from the date of disbursement to the date the first payment period begins at the annual interest rate set forth above used in computing the payment schedule. Interim interest shall be due and payable one month after the date the first payment period begins.

If any installment is not paid within ten (10) days of when due, then in addition to any other remedy Lender may have hereunder, Lender may impose and, if imposed, Borrower shall pay a late charge of 5% of the amount of the delinquent installment but in any event not more than permitted by applicable law. Payments thereafter received shall be applied first to delinquent installments and then to current installments.

This Loan may be prepaid in whole at any time by paying to Lender the unpaid principal balance of this Loan, together with accrued but unpaid interest and late charges, plus a prepayment premium of 2% of the principal amount prepaid if prepaid during months 1 - 18 and 0% thereafter.

This Loan shall not be prepaid in part except as a result of a permitted disposition of an item of collateral which secures this Loan. The amount of such partial prepayment relative to an item of collateral shall be equal to a principal amount, as reasonably determined in Lender's sole discretion, together with accrued but unpaid interest, plus a prepayment premium calculated in accordance with the preceding paragraph with respect to the principal amount prepaid. Nothing contained in this paragraph shall be construed as an authorization by Lender to the undersigned to sell or otherwise dispose of an item of collateral which secures this Loan. Such sale or

THIS AGREEMENT INCLUDES THE TERMS ON THE ATTACHED PAGE(S).

Lender: Wells Fargo Equipment Finance, Inc.	Borrower: Limoneira Company
/s/ CHRISTINE M. CANNON	/s/ JOSEPH D. RUMLEY
By Christine M. Cannon	By Joseph D. Rumley
Title VP/Loan Administration Manager	Title CFO

A-LNSCH.0515:U321076:01202016.1320:455282:227322

disposition of an item of collateral by the undersigned shall be made solely in accordance with the terms of the Loan or other agreement pursuant to which the undersigned pledged such item of collateral to Lender.

Borrower may remit to Lender amounts in excess of an installment that is due hereunder and Lender shall apply such amounts to the next maturing installment or installments. Payment of amounts in excess of the installment that is due or installments prior to the due date thereof shall not be treated as a prepayment or result in a change to either the total number of installments or the total sum of all installments payable under this Loan.

2. Collateral Description:

See Schedule A attached hereto and made a part hereof.

together with all accessories, attachments, parts, repairs, additions and replacements attached thereto. After Borrower signs this Loan Schedule, Borrower authorizes Lender to insert any missing information or change any inaccurate information (such as the model year of the Collateral or its serial number or VIN) into this Collateral Description.

3. Collateral Location:

See Schedule A attached hereto and made a part hereof.

4. Waiver; Liability. Borrower hereby waives presentment, notice of dishonor, and protest. The holder hereof may change the terms of payment of the Loan by extension, renewal or otherwise, and release any security for, or party to, the Loan and such action shall not release any accommodation maker, endorser, or guarantor from liability on the Loan. If this Loan Schedule is signed by more than one person as Borrower, then the term "Borrower" shall refer to each of them separately and to all of them jointly, and each such person shall be liable hereunder individually in full and jointly with the others.

5. Miscellaneous. Notwithstanding anything to the contrary contained herein, if the rate of interest, late payment fee, prepayment premium or any other charges or fees due hereunder are determined by a court of competent jurisdiction to be usurious, then said interest rate, fees or charges shall be reduced to the maximum amount permissible under applicable law and any excess amounts shall be applied towards the reduction of the principal balance of the Loan. Lender may receive credits, rebates, discounts or other monetary incentives (any, an "incentive") from the seller and/or manufacturer of the Collateral as an inducement to enter into this Agreement. Borrower acknowledges that any such incentive shall be solely for the benefit of Lender and that Borrower has no right or interest in or to any incentive granted to Lender.

Schedule A

Wells Fargo Equipment Finance, Inc. | 733 Marquette Avenue, Suite 700 | MAC N9306-070 | Minneapolis, MN 55402

WELLS FARGO

Contract No. 474699-700 dated as of January 20, 2016

Final

Debtor/Borrower: Limoneira Company

Equipment Description: Packing, Cooling & Storing Equipment, Compac Lemon Grading and Packline with 2x6 Lane pregraders and 2x7 lane sizers more fully described on the invoices listed below along with all accessories, attachments and options. Baghouse & Industrial Sheet Metal Services, Inc. Inv# 68751, Packline Technologies, Inc. Inv# 9520, 9599, 9692, 9823, 10111, 10114, 10115 Contract 13181LP, 13293LP, 13250LP, 13249LP, Intelligrated Systems LLC Inv# 127731, 126354, 125533, 125007, 124034A more fully described on Multiline Palletizing Project Quote #-14-13379 Rev B, Equipment Systems Corporation Inv# PP1971, PP1971-3, PP1971-2, PP1974-1, PP1974COI, PP1974-2, more fully described on Proposal M14-4848, Big Joe Handling Systems Inv# 274850, 376137, Compac Sorting Equipment Inv. 10568, 10787, 13457, 98, 14850 more fully described on Sales Agreement 213378-B.

Equipment originally located at: 1141 Cummings Road Santa Paula, CA 93060

Dated: January 20, 2016

Debtor/Borrower: Limoneira Company

/s/JOSEPH D. RUMLEY

By Joseph D. Rumley

CFO

Title

Delivery and Acceptance Certificate

WELLS FARGO

Wells Fargo Equipment Finance, Inc. | 733 Marquette Avenue, Suite 700 | MAC N9306-070 | Minneapolis, MN 55402

Contract Number 474699-700 dated as of January 20, 2016

Name and Address of Customer:
Limoneira Company
1141 Cummings Road
Santa Paula, CA 93060

Equipment Description: See Schedule A attached hereto and made a part hereof.

Equipment Location: See Schedule A attached hereto and made a part hereof.

Delivery and Acceptance Certification:

Customer, by its signature below, acknowledges and confirms to Wells Fargo Equipment Finance, Inc. that (i) Customer has received and irrevocably accepted all of the personal property described above (the "Equipment") as of the Acceptance Date set forth below and agrees that the Equipment is now subject to the agreement referred to above, (the "Contract"); (ii) Customer shall bear all risk of loss or damage to the Equipment and shall insure the Equipment in accordance with the terms of the Contract; and (iii) Customer's obligations under the Contract are absolute and unconditional. Customer further acknowledges and agrees that Wells Fargo Equipment Finance, Inc. may advance funds on account of the Equipment in reliance upon this certificate, and that Customer is fully obligated under the Contract

Delivery and Acceptance Date: 1/19/16

Customer: Limoneira Company

/s/ JOSEPH D. RUMLEY

By: Joseph D. Rumley

CFO

Title

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